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                                                                                                                    EXHIBIT 11.2
                                                 CONSECO, INC. AND SUBSIDIARIES

                                        COMPUTATION OF EARNINGS PER SHARE - FULLY DILUTED
                                                           (unaudited)

                                                                       Three months ended          Nine months ended
                                                                          September 30,              September 30,
                                                                       ------------------         -------------------
                                                                       1996          1995         1996           1995
                                                                       ----          ----         ----           ----
Weighted average primary shares outstanding....................    71,585,509     42,798,406    57,945,249     43,034,648
Incremental common equivalent shares:
   Related to options and employee stock plans based
     on market price at the end of the period..................       796,958         33,800     1,392,285        127,544
   Related to Series D convertible preferred stock.............     6,647,844      8,893,530     8,032,461      8,893,530
                                                                  -----------    -----------   -----------    -----------

Weighted average fully diluted  shares outstanding.............    79,030,311     51,725,736    67,369,995     52,055,722
                                                                   ==========     ==========    ==========     ==========

Net income for fully diluted earnings per share................   $78,078,000    $43,530,000  $174,487,000   $167,821,000
                                                                  ===========    ===========  ============   ============

Net income per fully diluted common share......................          $.99           $.84         $2.59          $3.22
                                                                         ====           ====         =====          =====



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